CONTACT:  Michael D. Witzeman

(513) 762-6714

Chemed Reports Second-Quarter 2024 Results

CINCINNATI, July 24, 2024—Chemed Corporation (Chemed) (NYSE: CHE), which operates VITAS Healthcare Corporation (VITAS), one of the nation’s largest providers of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its second quarter ended June 30, 2024, versus the comparable prior-year period.

Changes to Non-GAAP Metrics

Chemed uses certain non-GAAP metrics such as EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share, to provide additional context and perspective to reported operational results.

Chemed’s previously reported non-GAAP metrics during the four sequential quarters from September 30, 2022 through June 30, 2023 excluded the 12-month pandemic-related licensed healthcare professional retention bonus (Retention Program). Starting with the quarter-ended September 30, 2023, the Company no longer excludes the cost of the Retention Program when presenting non-GAAP operating metrics in current or prior periods.

For the quarter-ended June 30, 2023, the pretax and after-tax Retention Program expense was $12.8 million and $9.7 million, respectively.  For the six-months ended June 30, 2023, the pretax and after-tax Retention Program expense was $23.7 million and $18.0 million, respectively.  There was no material impact on financial results for the quarter or six months-ended June 30, 2024 as a result of the Retention Program.

Results for Quarter Ended June 30, 2024

Consolidated operating results:

•	Revenue increased 7.6% to $595.9 million
•	GAAP Diluted Earnings-per-Share (EPS) of $4.65, an increase of 32.5%
•	Adjusted Diluted EPS of $5.47, an increase of 34.1%

VITAS segment operating results:

•	Net Patient Revenue of $374.6 million, an increase of 16.7%
•	Average Daily Census (ADC) of 21,036, an increase of 14.4%

•	Admissions of 17,334, an increase of 11.0%
•	Net Income, excluding certain discrete items, of $49.9 million, an increase of 91.1%
•	Adjusted EBITDA, excluding Medicare Cap, of $67.0 million, an increase of 77.0%
•	Adjusted EBITDA margin, excluding Medicare Cap, of 17.8%, an increase of 613-basis points

Roto-Rooter segment operating results:

•	Revenue of $221.3 million, a decrease of 5.0%
•	Net Income, excluding certain discrete items, of $42.4 million, a decrease of 8.1%
•	Adjusted EBITDA of $59.8 million, a decline of 9.2%
•	Adjusted EBITDA margin of 27.0%, a decline of 126-basis points

VITAS

As previously announced, VITAS completed its acquisition of the hospice assets and an assisted living facility of Covenant Health and Community Services, Inc. (Covenant Health) on April 17, 2024 for $85.0 million in cash. Before presenting VITAS’ overall results, it is important to disclose the methodology used in determining the impact of Covenant Health’s acquisition on VITAS’ overall results.  VITAS had significant operations in 2 of the 3 Florida locations we acquired from Covenant Health.  Those locations require that we estimate the Covenant Health impact, as once the operations are integrated, there are not separate results.  For instance, there are no VITAS-specific referral sources versus Covenant Health-specific referral sources in these locations.  It is very likely that referral sources in the area have historically referred to both VITAS and Covenant Health.  We have used historical operating trends in these locations to determine what is “legacy” VITAS activity.  All activity above those historical operating trends have been attributed as the Covenant Health impact. We have included the specifically determined impact as it relates to new operating territories acquired.  Based on the above, we discuss the range of impact that Covenant had on the overall VITAS operating metrics.

Covenant Health contributed $8.2 million to $8.7 million of revenue in the second quarter of 2024.  This revenue translated to net income of approximately $1.6 million to $1.8 million.  Adjusted EBITDA in the quarter attributed to Covenant Health is between $2.2 million and $2.4 million.

VITAS net revenue was $374.6 million in the second quarter of 2024, which is an increase of 16.7% when compared to the prior-year period.  This revenue increase is comprised primarily of a 14.4% increase in days-of-care and a geographically weighted average Medicare reimbursement rate increase of approximately 2.5%.  Acuity mix shift negatively impacted revenue growth 112-basis points in the quarter when compared to the prior-year period’s revenue and level-of-care mix.  The combination of Medicare Cap and other contra revenue changes increased revenue growth by approximately 92-basis points.

In the second quarter of 2024, VITAS accrued $1.4 million in Medicare Cap billing limitations which includes a $1.0 million reversal of prior period accruals.  This compares to a $2.8 million Medicare Cap billing limitation in the second quarter of 2023.

Of VITAS’ 32 Medicare provider numbers, 28 provider numbers have a trailing 12-month Medicare Cap cushion of 10% or greater, three provider numbers have a cushion between 0% and 10%, and one provider number has a trailing 12-month Medicare Cap billing limitation totaling $7.5 million.

Average revenue per patient per day in the second quarter of 2024 was $200.03 which is 153-basis points above the prior-year period. Reimbursement for routine home care and high acuity care averaged $176.73 and $1,071.65, respectively.  During the quarter, high acuity days-of-care were 2.6% of total days of care, a decline of 21-basis points when compared to the prior-year quarter.

The second quarter 2024 gross margin, excluding Medicare Cap, was 24.1%.  This compares to the prior year quarter’s gross margin of 18.7%, excluding Medicare Cap.  Approximately 397-basis points of this difference is attributable to the expense associated with the Retention Program.  Selling, general and administrative expenses were $24.3 million in the second quarter of 2024 compared to $22.7 million in the prior-year quarter.

Adjusted EBITDA, excluding Medicare Cap, totaled $67.0 million in the quarter, an increase of 77.0%.  Adjusted EBITDA margin in the quarter, excluding Medicare Cap, was 17.8%, which is 613-basis points above the prior-year period.  Approximately 397-basis points of this difference is attributable to the expense associated with the Retention Program in 2023.

In the second quarter of 2024, VITAS was awarded a Certificate of Need to begin hospice operations in Pasco County, Florida.  This represents a new operating territory for VITAS.

Roto-Rooter

Roto-Rooter generated quarterly revenue of $221.3 million in the second quarter of 2024, a decrease of 5.0%, when compared to the prior-year quarter.

Roto-Rooter branch commercial revenue in the quarter totaled $50.9 million, a decrease of 8.2% from the prior-year period.  This aggregate commercial revenue decline consisted of drain cleaning revenue declining 6.4%, plumbing declining 10.4%, excavation declining 11.1%, and water restoration declining 8.8%.

Roto-Rooter branch residential revenue in the quarter totaled $155.0 million, a decrease of 1.6%, over the prior-year period.  This aggregate residential revenue decline consisted of drain cleaning decreasing 2.6%, plumbing decreasing 3.3%, excavation declining 1.0%, and water restoration decreasing 4.6%.

Roto-Rooter’s gross margin in the quarter was 52.9%, a 60-basis point improvement when compared to the second quarter of 2023.  Adjusted EBITDA in the second quarter of 2024 totaled $59.8 million, a decrease of 9.2%.  The Adjusted EBITDA margin in the quarter was 27.0%.  The second quarter Adjusted EBITDA margin represents a 120-basis point sequential improvement from the first quarter of 2024 based mainly on lower internet marketing costs.

Chemed Consolidated

As of June 30, 2024, Chemed had total cash and cash equivalents of $222.9 million and no current or long-term debt.

In June 2022, Chemed entered into a five-year $550 million Amended and Restated Credit Agreement (Credit Agreement).  This Credit Agreement consisted of a $100 million amortizable term loan and a $450 million revolving credit facility. The interest rate on this Credit Agreement has a floating rate that is currently SOFR plus 100-basis points.  There is approximately $404.8 million of undrawn borrowing capacity under the Credit Agreement after excluding $45.2 million for Letters of Credit.

During the quarter, the Company repurchased 100,000 shares of Chemed stock for $55.8 million which equates to a cost per share of $557.68.  As of June 30, 2024, there was approximately $225.9 million of remaining share repurchase authorization under its plan.

Upward Revision to Guidance for 2024

VITAS 2024 revenue, prior to Medicare Cap, is estimated to increase 16.3% to 17.3% when compared to 2023.  ADC is estimated to increase 13.3% to 14.4%.  Full year adjusted EBITDA margin, prior to Medicare Cap, is estimated to be 19.3% to 19.7%.  We are currently estimating $8.5 million in Medicare Cap billing limitations in calendar 2024.  The cost of the retention program negatively impacted VITAS’ 2023 full year adjusted EBITDA by 159 basis points.

Covenant Health is estimated to contribute approximately $30 million to $32 million of revenue to VITAS’ full year revenue.  There is no estimated Medicare Cap billing limitation expected related to Covenant Health.  This translates into adjusted net income attributable to Covenant Health of $5.5 million to $6.0 million and adjusted EBITDA of $8.0 million to $8.5 million.

Roto-Rooter is forecasted to have a 4.0% to 5.0% revenue decline in 2024 compared to 2023.  Roto-Rooter’s adjusted EBITDA margin for 2024 is expected to be 26.5% to 27.0%.

Based on the above, full-year 2024 earnings per diluted share, excluding non-cash expense for stock options, tax benefits from stock option exercises, costs related to litigation and other discrete items, is estimated to be in the range of $23.55 to $23.80.  This guidance assumes an effective corporate tax rate on adjusted earnings of 24.3% and a diluted share count of 15.25 million shares. Chemed’s previously issued 2024 guidance range was $23.30 to $23.70.  Chemed’s 2023 reported adjusted earnings per diluted share was $20.30.

Conference Call

As previously disclosed, Chemed will host a conference call and webcast at 10 a.m., ET, on Thursday July 25, 2024, to discuss the company's quarterly results and to provide an update on its business. Participants may access a live webcast of the conference call through the investor relations section of Chemed’s website, Investor Relations Home | Chemed Corporation or the hosting website https://edge.media-server.com/mmc/p/unbdyk8k.

Participants may also register via teleconference at: https://register.vevent.com/register/BI1a861ca332ea4e9bbf8c4d66fe30ff51.

Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are instructed to dial-in 15 minutes prior to the start time.

A  taped replay of the conference call will be available beginning approximately two hours after the call's conclusion. You may access the replay via webcast through the investor relations section of Chemed’s website.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary.  VITAS provides daily hospice services to patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing, drain cleaning, and water cleanup services through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in the republics of Indonesia and Singapore, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies.  These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures.  Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales.  A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements.

These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of  qualified nurses,  other healthcare professionals and  licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of  Business by  Segment" or "Risk Factors" in Chemed’s  most recent  report on  form 10-Q  or 10-K and its other filings with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Service revenues and sales	$595,880	$553,816	$1,185,113	$1,113,973
Cost of services provided and goods sold	389,750	374,193	774,877	744,898
Selling, general and administrative expenses (aa)	102,255	94,987	218,128	195,082
Depreciation	13,167	12,634	26,454	24,920
Amortization	2,546	2,514	5,067	5,027
Other operating expense/(income)	37	(18)	129	1,721
Total costs and expenses	507,755	484,310	1,024,655	971,648
Income from operations	88,125	69,506	160,458	142,325
Interest expense	(429)	(771)	(854)	(2,322)
Other income--net (bb)	6,132	1,609	18,709	1,506
Income before income taxes	93,828	70,344	178,313	141,509
Income taxes	(22,941)	(16,967)	(42,409)	(34,011)
Net income	$70,887	$53,377	$135,904	$107,498
Earnings Per Share
Net income	$4.70	$3.54	$8.99	$7.16
Average number of shares outstanding	15,097	15,058	15,109	15,013
Diluted Earnings Per Share
Net income	$4.65	$3.51	$8.89	$7.09
Average number of shares outstanding	15,251	15,219	15,295	15,167

(aa) Selling, general and administrative ("SG&A") expenses comprise (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
SG&A expenses before long-term incentive compensation
and the impact of market value adjustments related to
deferred compensation plans	$96,025	$91,733	$194,443	$189,634
Long-term incentive compensation	3,593	1,750	12,714	4,264
Market value adjustments related to deferred
compensation trusts	2,637	1,504	10,971	1,184
Total SG&A expenses	$102,255	$94,987	$218,128	$195,082

(bb) Other income--net comprises (in thousands):
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Market value adjustments related to deferred
compensation trusts	$2,637	$1,504	$10,971	$1,184
Interest income	3,495	113	7,737	263
Other	-	(8)	1	59
Total other income--net	$6,132	$1,609	$18,709	$1,506

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)(unaudited)

	June 30,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$222,903	$159,924
Accounts receivable less allowances	184,961	120,314
Inventories	10,735	11,684
Prepaid income taxes	17,084	16,666
Prepaid expenses	28,929	28,572
Total current assets	464,612	337,160
Investments of deferred compensation plans held in trust	120,784	99,522
Properties and equipment, at cost less accumulated depreciation	202,249	208,101
Lease right of use asset	132,262	127,215
Identifiable intangible assets less accumulated amortization	97,035	94,932
Goodwill	662,124	581,542
Other assets	55,918	56,708
Total Assets	$1,734,984	$1,505,180
Liabilities
Current liabilities
Accounts payable	$43,001	$41,058
Accrued insurance	59,899	57,461
Accrued compensation	78,374	74,384
Short-term lease liability	41,169	38,779
Other current liabilities	39,310	90,805
Total current liabilities	261,753	302,487
Deferred income taxes	27,901	36,681
Deferred compensation liabilities	119,780	98,941
Long-term lease liability	105,233	102,112
Other liabilities	13,020	12,880
Total Liabilities	527,687	553,101
Stockholders' Equity
Capital stock	37,313	36,996
Paid-in capital	1,416,166	1,240,415
Retained earnings	2,570,722	2,294,004
Treasury stock, at cost	(2,819,053)	(2,621,657)
Deferred compensation payable in Company stock	2,149	2,321
Total Stockholders' Equity	1,207,297	952,079
Total Liabilities and Stockholders' Equity	$1,734,984	$1,505,180

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)(unaudited)

	Six Months Ended June 30,
	2024	2023
Cash Flows from Operating Activities
Net income	$135,904	$107,498
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	31,521	29,947
Stock option expense	17,895	16,882
Noncash long-term incentive compensation	12,699	3,493
Litigation settlements	(5,750)	1,750
Benefit for deferred income taxes	(2,420)	(1,932)
Noncash directors' compensation	1,282	1,444
Amortization of debt issuance costs	160	420
Changes in operating assets and liabilities, excluding
amounts acquired in business combinations:
(Increase)/decrease in accounts receivable	(2,422)	20,100
Decrease/(increase) in inventories	1,289	(1,412)
Decrease in prepaid expenses	1,275	1,719
(Decrease)/increase in accounts payable and
other current liabilities	(19,499)	8,561
Change in current income taxes	(10,776)	1,865
Net change in lease assets and liabilities	(109)	(1,046)
Increase in other assets	(15,365)	(3,810)
Increase in other liabilities	15,730	7,344
Other sources/(uses)	652	(14)
Net cash provided by operating activities	162,066	192,809
Cash Flows from Investing Activities
Business combinations, net of cash acquired	(92,300)	(305)
Capital expenditures	(23,225)	(33,420)
Proceeds from sale of fixed assets	2,916	360
Other uses	(265)	(169)
Net cash used by investing activities	(112,874)	(33,534)
Cash Flows from Financing Activities
Purchases of treasury stock	(94,228)	(13,425)
Proceeds from exercise of stock options	38,594	53,675
Dividends paid	(12,107)	(11,412)
Change in cash overdrafts payable	(15,749)	-
Capital stock surrendered to pay taxes on stock-based compensation	(5,960)	(5,313)
Payments on long-term debt	-	(97,500)
Other (uses)/sources	(797)	498
Net cash used by financing activities	(90,247)	(73,477)
(Decrease)/increase in Cash and Cash Equivalents	(41,055)	85,798
Cash and cash equivalents at beginning of year	263,958	74,126
Cash and cash equivalents at end of year	$222,903	$159,924

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED JUNE 30, 2024 AND 2023
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2024 (a)
Service revenues and sales	$374,558	$221,322	$-	$595,880
Cost of services provided and goods sold	285,517	104,233	-	389,750
Selling, general and administrative expenses	24,293	57,351	20,611	102,255
Depreciation	5,058	8,096	13	13,167
Amortization	26	2,520	-	2,546
Other operating expense/(income)	56	(19)	-	37
Total costs and expenses	314,950	172,181	20,624	507,755
Income/(loss) from operations	59,608	49,141	(20,624)	88,125
Interest expense	(46)	(118)	(265)	(429)
Intercompany interest income/(expense)	4,982	3,540	(8,522)	-
Other income—net	46	24	6,062	6,132
Income/(loss) before income taxes	64,590	52,587	(23,349)	93,828
Income taxes	(15,338)	(12,070)	4,467	(22,941)
Net income/(loss)	$49,252	$40,517	$(18,882)	$70,887

2023 (b)
Service revenues and sales	$320,861	$232,955	$-	$553,816
Cost of services provided and goods sold	263,085	111,108	-	374,193
Selling, general and administrative expenses	22,656	56,012	16,319	94,987
Depreciation	4,940	7,681	13	12,634
Amortization	26	2,488	-	2,514
Other operating expense/(income)	26	(44)	-	(18)
Total costs and expenses	290,733	177,245	16,332	484,310
Income/(loss) from operations	30,128	55,710	(16,332)	69,506
Interest expense	(51)	(124)	(596)	(771)
Intercompany interest income/(expense)	4,810	2,869	(7,679)	-
Other income—net	70	35	1,504	1,609
Income/(loss) before income taxes	34,957	58,490	(23,103)	70,344
Income taxes	(8,829)	(14,116)	5,978	(16,967)
Net income/(loss)	$26,128	$44,374	$(17,125)	$53,377

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2024 (a)
Service revenues and sales	$728,564	$456,549	$-	$1,185,113
Cost of services provided and goods sold	557,411	217,466	-	774,877
Selling, general and administrative expenses	48,085	118,611	51,432	218,128
Depreciation	10,225	16,204	25	26,454
Amortization	52	5,015	-	5,067
Other operating expense	63	66	-	129
Total costs and expenses	615,836	357,362	51,457	1,024,655
Income/(loss) from operations	112,728	99,187	(51,457)	160,458
Interest expense	(92)	(235)	(527)	(854)
Intercompany interest income/(expense)	10,176	6,982	(17,158)	-
Other income—net	75	47	18,587	18,709
Income/(loss) before income taxes	122,887	105,981	(50,555)	178,313
Income taxes	(29,666)	(24,610)	11,867	(42,409)
Net income/(loss)	$93,221	$81,371	$(38,688)	$135,904

2023 (b)
Service revenues and sales	$631,339	$482,634	$-	$1,113,973
Cost of services provided and goods sold	516,739	228,159	-	744,898
Selling, general and administrative expenses	45,992	116,825	32,265	195,082
Depreciation	9,898	14,994	28	24,920
Amortization	52	4,975	-	5,027
Other operating expense	38	1,683	-	1,721
Total costs and expenses	572,719	366,636	32,293	971,648
Income/(loss) from operations	58,620	115,998	(32,293)	142,325
Interest expense	(102)	(257)	(1,963)	(2,322)
Intercompany interest income/(expense)	9,458	5,612	(15,070)	-
Other income—net	259	64	1,183	1,506
Income/(loss) before income taxes	68,235	121,417	(48,143)	141,509
Income taxes	(17,343)	(29,390)	12,722	(34,011)
Net income/(loss)	$50,892	$92,027	$(35,421)	$107,498

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARIES OF EBITDA
FOR THE THREE MONTHS ENDED JUNE 30, 2024 AND 2023
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2024
Net income/(loss)	$49,252	$40,517	$(18,882)	$70,887
Add/(deduct):
Interest expense	46	118	265	429
Income taxes	15,338	12,070	(4,467)	22,941
Depreciation	5,058	8,096	13	13,167
Amortization	26	2,520	-	2,546
EBITDA	69,720	63,321	(23,071)	109,970
Add/(deduct):
Intercompany interest expense/(income)	(4,982)	(3,540)	8,522	-
Interest income	(45)	(25)	(3,425)	(3,495)
Stock option expense	-	-	8,870	8,870
Long-term incentive compensation	-	-	3,593	3,593
Acquisition expense	907	45	-	952
Adjusted EBITDA	$65,600	$59,801	$(5,511)	$119,890

2023
Net income/(loss)	$26,128	$44,374	$(17,125)	$53,377
Add/(deduct):
Interest expense	51	124	596	771
Income taxes	8,829	14,116	(5,978)	16,967
Depreciation	4,940	7,681	13	12,634
Amortization	26	2,488	-	2,514
EBITDA	39,974	68,783	(22,494)	86,263
Add/(deduct):
Intercompany interest expense/(income)	(4,810)	(2,869)	7,679	-
Interest income	(79)	(34)	-	(113)
Stock option expense	-	-	8,400	8,400
Long-term incentive compensation	-	-	1,750	1,750
Adjusted EBITDA	$35,085	$65,880	$(4,665)	$96,300

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARIES OF EBITDA
FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2024
Net income/(loss)	$93,221	$81,371	$(38,688)	$135,904
Add/(deduct):
Interest expense	92	235	527	854
Income taxes	29,666	24,610	(11,867)	42,409
Depreciation	10,225	16,204	25	26,454
Amortization	52	5,015	-	5,067
EBITDA	133,256	127,435	(50,003)	210,688
Add/(deduct):
Intercompany interest expense/(income)	(10,176)	(6,982)	17,158	-
Interest income	(75)	(47)	(7,615)	(7,737)
Stock option expense	-	-	17,895	17,895
Long-term incentive compensation	-	-	7,377	7,377
Severance arrangement	-	-	5,337	5,337
Acquisition expense	907	45	-	952
Adjusted EBITDA	$123,912	$120,451	$(9,851)	$234,512
2023
Net income/(loss)	$50,892	$92,027	$(35,421)	$107,498
Add/(deduct):
Interest expense	102	257	1,963	2,322
Income taxes	17,343	29,390	(12,722)	34,011
Depreciation	9,898	14,994	28	24,920
Amortization	52	4,975	-	5,027
EBITDA	78,287	141,643	(46,152)	173,778
Add/(deduct):
Intercompany interest expense/(income)	(9,458)	(5,612)	15,070	-
Interest income	(199)	(64)	-	(263)
Stock option expense	-	-	16,882	16,882
Long-term incentive compensation	-	-	4,264	4,264
Litigation settlements	-	1,756	-	1,756
Adjusted EBITDA	$68,630	$137,723	$(9,936)	$196,417

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income as reported	$70,887	$53,377	$135,904	$107,498
Add/(deduct) pre-tax cost of:
Stock option expense	8,870	8,400	17,895	16,882
Long-term incentive compensation	3,593	1,750	7,377	4,264
Severance arrangement	-	-	5,337	-
Amortization of reacquired franchise agreements	2,352	2,352	4,704	4,704
Acquisition expense	952	-	952	-
Litigation setttlement	-	-	-	1,756
Add/(deduct) tax impacts:
Tax impact of the above pre-tax adjustments (1)	(2,613)	(2,266)	(5,000)	(5,118)
Excess tax benefits on stock compensation	(622)	(1,501)	(3,919)	(3,150)
Adjusted net income	$83,419	$62,112	$163,250	$126,836

Diluted Earnings Per Share As Reported
Net income	$4.65	$3.51	$8.89	$7.09
Average number of shares outstanding	15,251	15,219	15,295	15,167

Adjusted Diluted Earnings Per Share
Adjusted net income	$5.47	$4.08	$10.67	$8.36
Average number of shares outstanding	15,251	15,219	15,295	15,167

(1) The tax impact of pre-tax adjustments was calculated using the effective tax rate of the operating unit for which each adjustment is associated.

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
(unaudited)

Three Months Ended June 30,			Six Months Ended June 30,
OPERATING STATISTICS	2024	2023	2024	2023
Net revenue ($000) (c)
Homecare	$324,778	$278,116	$629,637	$545,166
Inpatient	29,071	27,401	59,374	56,494
Continuous care	24,327	21,081	48,497	41,022
Other	4,733	3,154	8,817	6,175
Subtotal	$382,909	$329,752	$746,325	$648,857
Room and board, net	(3,156)	(2,904)	(6,101)	(5,672)
Contractual allowances	(3,820)	(3,237)	(7,910)	(6,346)
Medicare cap allowance	(1,375)	(2,750)	(3,750)	(5,500)
Net Revenue	$374,558	$320,861	$728,564	$631,339
Net revenue as a percent of total before Medicare cap allowance
Homecare	84.8%	84.3%	84.4%	84.0%
Inpatient	7.6	8.3	8.0	8.7
Continuous care	6.4	6.4	6.5	6.3
Other	1.2	1.0	1.1	1.0
Subtotal	100.0	100.0	100.0	100.0
Room and board, net	(0.8)	(0.8)	(0.8)	(0.9)
Contractual allowances	(1.0)	(1.0)	(1.1)	(1.0)
Medicare cap allowance	(0.4)	(0.8)	(0.5)	(0.8)
Net Revenue	97.8%	97.4%	97.6%	97.3%
Days of care
Homecare	1,551,163	1,340,655	2,999,075	2,627,092
Nursing home	304,191	279,898	587,349	545,327
Respite	9,102	6,159	16,854	11,919
Subtotal routine homecare and respite	1,864,456	1,626,712	3,603,278	3,184,338
Inpatient	25,895	25,125	52,540	51,494
Continuous care	23,933	21,873	47,970	42,559
Total	1,914,284	1,673,710	3,703,788	3,278,391

Number of days in relevant time period	91	91	182	181
Average daily census ("ADC") (days)
Homecare	17,046	14,732	16,478	14,514
Nursing home	3,343	3,076	3,227	3,013
Respite	100	68	93	66
Subtotal routine homecare and respite	20,489	17,876	19,798	17,593
Inpatient	284	276	288	286
Continuous care	263	240	264	235
Total	21,036	18,392	20,350	18,114

Total Admissions	17,334	15,611	34,245	31,790
Total Discharges	15,898	15,104	32,068	30,509
Average length of stay (days)	100.6	99.5	102.2	99.7
Median length of stay (days)	18.0	16.0	17.0	15.0

ADC by major diagnosis
Cerebro	42.5%	41.9%	43.4%	42.0%
Neurological	13.3	18.8	13.4	19.0
Cancer	10.0	10.8	10.0	10.6
Cardio	16.2	16.1	16.2	16.0
Respiratory	7.3	7.1	7.3	7.2
Other	10.7	5.3	9.7	5.2
Total	100.0%	100.0%	100.0%	100.0%
Admissions by major diagnosis
Cerebro	27.1%	25.9%	27.4%	26.2%
Neurological	8.3	10.1	7.9	10.4
Cancer	25.0	27.1	24.8	25.9
Cardio	16.1	16.3	15.9	16.3
Respiratory	9.6	9.8	10.1	10.4
Other	13.9	10.8	13.9	10.8
Total	100.0%	100.0%	100.0%	100.0%

Estimated uncollectible accounts as a percent of revenues	1.0%	1.0%	1.1%	1.0%

Accounts receivable --
Days of revenue outstanding-excluding unapplied Medicare payments	38.8	35.2	n.a.	n.a.
Days of revenue outstanding-including unapplied Medicare payments	34.7	22.6	n.a.	n.a.

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024 AND 2023
(unaudited)

(a)	Included in the results of operations for 2024 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended June 30, 2024
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(8,870)	$(8,870)
	Long-term incentive compensation	-	-	(3,593)	(3,593)
	Amortization of reacquired franchise agreements	-	(2,352)	-	(2,352)
	Acquisition expense	(907)	(45)	-	(952)
	Pretax impact on earnings	(907)	(2,397)	(12,463)	(15,767)
	Excess tax benefits on stock compensation	-	-	622	622
	Income tax benefit on the above	220	559	1,834	2,613
	After-tax impact on earnings	$(687)	$(1,838)	$(10,007)	$(12,532)

		Six Months Ended June 30, 2024
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(17,895)	$(17,895)
	Long-term incentive compensation	-	-	(7,377)	(7,377)
	Severance arrangement	-	-	(5,337)	(5,337)
	Amortization of reacquired franchise agreements	-	(4,704)	-	(4,704)
	Acquisition expense	(907)	(45)	-	(952)
	Pretax impact on earnings	(907)	(4,749)	(30,609)	(36,265)
	Excess tax benefits on stock compensation	-	-	3,919	3,919
	Income tax benefit on the above	220	1,107	3,673	5,000
	After-tax impact on earnings	$(687)	$(3,642)	$(23,017)	$(27,346)

(b)	Included in the results of operations for 2023 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended June 30, 2023
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(8,400)	$(8,400)
	Amortization of reacquired franchise agreements	-	(2,352)	-	(2,352)
	Long-term incentive compensation	-	-	(1,750)	(1,750)
	Pretax impact on earnings	-	(2,352)	(10,150)	(12,502)
	Excess tax benefits on stock compensation	-	-	1,501	1,501
	Income tax benefit on the above	-	623	1,643	2,266
	After-tax impact on earnings	$-	$(1,729)	$(7,006)	$(8,735)

		Six Months Ended June 30, 2023
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(16,882)	$(16,882)
	Amortization of reacquired franchise agreements	-	(4,704)	-	(4,704)
	Long-term incentive compensation	-	-	(4,264)	(4,264)
	Litigation settlements	-	(1,756)	-	(1,756)
	Pretax impact on earnings	-	(6,460)	(21,146)	(27,606)
	Excess tax benefits on stock compensation	-	-	3,150	3,150
	Income tax benefit on the above	-	1,712	3,406	5,118
	After-tax impact on earnings	$-	$(4,748)	$(14,590)	$(19,338)

(c)

VITAS has 10 large (greater than 450 ADC), 22 medium (greater than 200 but less than 450 ADC) and 21 small (less than 200 ADC) hospice programs.  Of Vitas' 32 Medicare provider numbers, for the trailing 12 months, 28 provider numbers have a Medicare cap cushion of greater than 10%, one provider number has a Medicare cap cushion between 5% and 10%, two provider numbers have a Medicare cap cushion between 0% and 5%, and one provider number has a Medicare cap liability.